WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
REPORTS RECORD FIRST QUARTER,
WITH EARNINGS PER SHARE UP 20%

          Rockford, MI-- April 16, 2003 -- Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for the first quarter of 2003.

          First quarter 2003 revenue grew 8.0 percent to a record $191.5 million compared to the $177.3 million reported for the first quarter of 2002. Earnings per share during the first quarter of 2003 increased 20.0 percent, reaching a record $0.18 per share compared to the $0.15 per share reported for the same quarter last year.

          "The execution of our strategic plan, which is centered on driving growth through product excellence and highly focused marketing programs, continues to yield positive results," stated Timothy J. O'Donovan, Wolverine's President and CEO. "Our record first quarter revenue resulted from strong retailer response to our Spring '03 product offerings. In addition, we continued our more aggressive approach to marketing, stepping up our investment to promote sell-through while strengthening our connection with consumers worldwide.

"Our record first quarter revenue was driven by strong performances from several of our major branded operations. Merrell® continued to generate solid growth, with global revenue gains exceeding our plan during the quarter. Since becoming a member of the Wolverine World Wide family, Merrell® has achieved year-over-year revenue increases for 21 consecutive quarters.

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Q1/03 Earnings	page 2

          "The global Hush Puppies® business posted a double digit revenue gain for the quarter, reflecting sales gains by all operating units and strong increases in the Hush Puppies® international wholesale and licensing operations. Sales were up modestly in the Wolverine Footwear Group, with strong results from Bates® and Harley-Davidson® offsetting weaker sales of Wolverine® boots. The global CAT® business was flat, with stronger sales of our new younger lifestyle footwear offsetting lower sales of traditional work boots.

          "Operationally, we are generating leverage, as evidenced by our earnings growth rate, which was more than twice the rate of our revenue increase during the quarter. As a result, all of our branded footwear groups showed positive earnings gains in the quarter and contributed to our record earnings performance."

          Stephen L. Gulis Jr., the Company's CFO, reported, "Gross margins during the first quarter grew 110 basis points to 36.1 percent compared to the 35.0 percent reported for the first quarter of 2002. This expansion reflects reduced inventory markdowns and an improved business mix.

          "Selling and administrative expenses increased 100 basis points to 29.7 percent of revenue. This increase results primarily from the planned increase in pension expense and higher marketing expenses to support the growth of our brands. Excluding these increases, core selling and administrative expenses were reduced by 20 basis points as a percent of revenue.

          "Our working capital management program produced solid results. Inventories declined 3.1 percent from levels a year ago. Accounts receivable increased only 1.9 percent on an 8.0 percent increase in revenue, resulting in further improvements in days sales outstanding. Additionally, interest expense was lower reflecting reduced debt levels."

          O'Donovan concluded, "Turning to the future, order backlog at the end of the first quarter was up 14.7 percent from the same quarter last year. As a result, we continue to anticipate fiscal 2003 revenue and earnings reaching $875 to $885 million and $1.21 to $1.24 per share respectively. We remain committed to making Wolverine the premier company in the non-athletic segment of the footwear market."

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Q1/03 Earnings	page 3

          The Company will host a conference call at 10:00 a.m. Eastern Daylight Time today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through April 30, 2003.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, Merrell® and Wolverine®. The Company also markets footwear under popular licensed brands including CAT®, Harley-Davidson® and Stanley®. The Company's products are carried by leading retailers in the U.S. and are distributed internationally in over 140 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2003 revenue and earnings, order backlog, and the level and effectiveness of marketing efforts. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cancellation of future orders; cost and availability of inventories; reliance on foreign sourcing; the impact of competition and pricing; integration and operations of newly acquired businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
($000's, except share and per share data)

12 Weeks Ended
	March 22, 2003	March 23, 2002

Revenue	$191,485	$177,277
Cost of products sold	122,289	115,175

Gross profit	69,196	62,102
Selling and administrative expenses	56,883	50,864

Operating profit	12,313	11,238
Other expense	1,292	1,653

Earnings before income taxes and
minority interest	11,021	9,585

Income taxes	3,581	3,163

Earnings before minority interest	7,440	6,422

Minority interest	(26)	(19)

Net earnings	$7,414	$6,403

Diluted earnings per share	$.18	$.15

CONDENSED BALANCE SHEET
($000's)

	March 22, 2003	March 23, 2002		March 22, 2003	March 23, 2002
ASSETS:			LIABILITIES & EQUITY:
Cash & securities	$17,506	$6,243	Notes payable	$391	$713
Receivables	165,681	162,620	Current maturities on long-term debt	15,030	15,030
Inventories	174,033	179,561	Accounts payable and other accrued liabilities	62,705	52,028
Other current assets	11,643	9,358	Total current liabilities	78,126	67,771
Total current assets	368,863	357,782
			Long-term debt	67,256	79,757
Plant & equipment, net	98,205	98,764	Other noncurrent liabilities and minority interest	24,774	19,391
Other assets	70,727	86,435	Stockholders' equity	367,639	376,062

Total Assets	$537,795	$542,981	Liabilities & Equity	$537,795	$542,981